UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

AudioEye, Inc.

(Name of Registrant as Specified In Its Charter)
N/A

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Fee paid previously with preliminary materials

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 7, 2023
Dear Stockholders:
On behalf of the Board of Directors (the “Board”), it is my pleasure to invite you to attend the 2023 Virtual Annual Meeting of Stockholders (the “Annual Meeting”) of AudioEye, Inc. (“AudioEye” or the “Company”), to be held on Friday, May 19, 2023, at 10:00 a.m., Eastern Time. Because of our desire for continued expanded access to the meeting and a lower cost to our stockholders, this year’s Annual Meeting will again be held in a virtual-only meeting format. You will be able to attend the Annual Meeting virtually and to vote and submit questions during the virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/AEYE2023 and entering the 16-digit control number provided in your proxy materials.
The Annual Meeting is being held for the purpose of considering and taking action with respect to the following:
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To elect five persons to serve as directors on our Board of Directors until the next Annual Meeting of Stockholders or until their successors have been duly elected and qualified;

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To hold an advisory vote on executive compensation; and

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To ratify the appointment of MaloneBailey, LLP as AudioEye’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

Regardless of whether you choose to attend the virtual Annual Meeting, please vote prior to the Annual Meeting by following the instructions contained in the accompanying Proxy Statement and in other proxy materials. Voting prior to the Annual Meeting does not deprive you of your right to attend the virtual Annual Meeting and to vote your shares at the Annual Meeting.
Sincerely,
DR. CARR BETTIS
Executive Chairman

5210 E. Williams Circle, Suite 750
Tucson, Arizona 85711

NOTICE OF VIRTUAL ANNUAL MEETING OF STOCKHOLDERS
TIME AND DATE	LOCATION
Friday, May 19, 2023 10:00 a.m. Eastern Time	Online Meeting Only — No Physical Meeting Location Virtual Meeting Site: www.virtualshareholdermeeting.com/AEYE2023

NOTICE HEREBY IS GIVEN that the 2023 Virtual Annual Meeting of Stockholders (the “Annual Meeting”) of AudioEye, Inc. will be held on Friday, May 19, 2023, at 10:00 a.m., Eastern Time. The following matters will be considered and voted upon at the Annual Meeting:
1.
A proposal to elect the five nominees named in the accompanying Proxy Statement to serve as directors until the 2024 Annual Meeting of Stockholders or until their successors have been duly elected and qualified;

2.
A proposal to approve, on an advisory basis, AudioEye’s executive compensation; and

3.
A proposal to ratify the appointment of MaloneBailey, LLP as the independent registered public accounting firm of AudioEye, Inc. for the fiscal year ending December 31, 2023.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice. The Annual Meeting will be virtual and will be held entirely online via live webcast at www.virtualshareholdermeeting.com/AEYE2023. There will not be an option to attend the meeting in person. Stockholders will have the same opportunities to participate in the Annual Meeting as they would at an in-person meeting, including having the ability to vote and the opportunity to submit questions during the meeting using the directions on the meeting website.
The Board of Directors has fixed the close of business on March 22, 2023 as the record date for the Annual Meeting. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.
By Order of the Board of Directors
/s/ JAMES SPOLAR
James Spolar
General Counsel and Secretary
Tucson, Arizona
April 7, 2023
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 19, 2023 — this Proxy Statement, the Notice of Annual Meeting, the Form of Proxy and AudioEye’s Annual Report on Form 10-K for the year ended December 31, 2022 are available at www.proxyvote.com.

PLEASE READ THE ACCOMPANYING PROXY STATEMENT AND ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2022. WE RECOMMEND THAT YOU SUBMIT YOUR PROXY TO VOTE YOUR SHARES AS SOON AS POSSIBLE USING ONE OF THE CONVENIENT PROXY VOTING METHODS DESCRIBED BELOW. YOUR VOTE IS VERY IMPORTANT TO US.
A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2022, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING EXHIBITS, WILL ALSO BE FURNISHED WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN OR ORAL REQUEST TO AUDIOEYE, INC., ATTENTION JAMES SPOLAR, GENERAL COUNSEL AND CORPORATE SECRETARY, AUDIOEYE, INC., 5210 E. WILLIAMS CIRCLE, SUITE 750, TUCSON, ARIZONA 85711, USA; TELEPHONE (866) 331-5324.
VOTING
Internet	Telephone	Mail	Webcast

Visit the Web site noted on your proxy card or your Notice of Internet Availability to vote via the Internet.	Use the toll-free telephone number on your proxy card to vote by telephone.	Sign, date and return your proxy card in the enclosed envelope to vote by mail, if you have requested or receive paper copies of the proxy materials.	Participate in the meeting and vote electronically at www.virtualshareholdermeeting.com/AEYE2023.

PROXY STATEMENT
Our Board of Directors is soliciting proxies from our stockholders in connection with AudioEye’s 2023 Annual Meeting of Stockholders. When used in this Proxy Statement, the terms “we,” “us,” “our,” “the Company” and “AudioEye” refer to AudioEye, Inc. and any consolidated subsidiaries. On or about April 7, 2023, a Notice of Internet Availability of Proxy Materials (the “Notice”) is first being mailed to our stockholders of record as of the Record Date, and our proxy materials are first being posted on the website referenced in the Notice and this Proxy Statement.
SUMMARY
This summary highlights information contained in the Proxy Statement. It does not include all of the information that you should consider prior to voting, and we encourage you to read the entire document prior to voting. For more complete information regarding our 2022 financial performance, please review our Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the Securities and Exchange Commission (the “SEC”) on March 9, 2023.
Stockholders are being asked to vote on the following matters at the 2023 Annual Meeting of Stockholders:
Our Board’s Recommendation
ITEM 1. Election of Directors (page 6)
Our Board of Directors (the “Board”) and the Nominating and Corporate Governance Committee of the Board believe that the five director nominees possess the necessary qualifications, attributes, skills and experiences to provide quality advice and counsel to our management and effectively oversee the business and the long-term interests of our stockholders.	FOR each Director Nominee
ITEM 2. Advisory Vote to Approve Executive Compensation (page 28)
We seek a non-binding advisory vote to approve the compensation of our named executive officers as described in the Executive Compensation section of the Proxy Statement beginning on page 18. The Board values our stockholders’ opinions, and the Compensation Committee of the Board will take into account the outcome of the advisory vote when considering future executive compensation decisions.	FOR
ITEM 3. Ratification of the Appointment of MaloneBailey, LLP, as AudioEye’s Independent Registered Public Accounting Firm (page 31)	FOR
The Audit Committee of the Board believes that the retention of MaloneBailey, LLP, to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, is in the best interest of AudioEye and its stockholders. As a matter of good corporate governance, stockholders are being asked to ratify the Audit Committee’s selection of the independent registered public accounting firm.

QUESTIONS AND ANSWERS ABOUT THE VIRTUAL ANNUAL MEETING AND VOTING
How can I participate in the Virtual Annual Meeting?
Like last year, our Annual Meeting this year will be a completely virtual meeting. There will be no physical meeting location.
To participate in the Annual Meeting, visit www.virtualshareholdermeeting.com/AEYE2023 and enter the 16-digit control number included on your Notice, on your proxy card, or on the instructions that accompanied your proxy materials. You may begin to log into the meeting platform beginning at 9:30 a.m., Eastern Time (“ET”), on May 19, 2023. The meeting will begin promptly at 10:00 a.m. ET on May 19, 2023.
If you wish to submit a question during the meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/AEYE2023 and follow the instructions in the virtual meeting platform for submitting a question.
Questions pertinent to meeting matters will be answered during the Annual Meeting, subject to time constraints and rules of conduct.
Questions regarding personal matters, including those related to employment, product issues or suggestions for product innovations, are not pertinent to meeting matters and therefore will not be answered.
If you encounter any technical difficulties with the virtual meeting platform on the Annual Meeting day either during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting platform login page.
Who can vote at the Annual Meeting?
You are entitled to vote at the Annual Meeting if you owned shares of our common stock, par value $0.00001 per share as of the close of business on March 22, 2023 (the “Record Date”). Each share of our common stock entitles the holder of such share on the Record Date to one vote on each matter submitted to the stockholders at the Annual Meeting.
On the Record Date, 11,690,381 shares of common stock were outstanding and eligible to be voted at the Annual Meeting.
The presence, virtually or by proxy, of the holders of a majority of the voting power of our outstanding common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.
Am I a stockholder of record?
If at the close of business on the Record Date, your shares were registered directly in your name with the Company’s transfer agent, then you are a stockholder of record.
What if my shares are not registered directly in my name but are held in street name?
If at the close of business on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are considered the “beneficial owner” of shares held in “street name” and the proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares in your account.
What does it mean if I receive more than one proxy card or voting instruction form?
If you received more than one proxy card or voting instruction form, your shares are registered in more than one name or are registered in different accounts. Please follow the voting instructions included in each proxy card and voting instruction form to ensure that all of your shares are voted.

If I am a stockholder of record of common stock, how do I cast my vote?
Voting by Mail.   You may vote your shares by proxy via mail. By marking, signing and dating the proxy card and returning it in the postage-prepaid and addressed envelope enclosed with these proxy materials, you are authorizing the individuals named on the proxy card (known as “proxies”) to vote your shares at the Annual Meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the Annual Meeting virtually so that your shares will be voted even if you later find yourself unable to attend the Annual Meeting. If you receive more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards that you receive to ensure that all of your shares are voted.
Voting at the Annual Meeting.   If you plan to attend the Annual Meeting and to vote during the meeting, we will provide you with an online ballot during the Annual Meeting through the virtual stockholder meeting platform at www.virtualshareholdermeeting.com/AEYE2023. To vote at the meeting, please follow the instructions on your proxy card or Notice. We recommend you vote by proxy even if you plan to attend the Annual Meeting. You can always change your vote at the meeting.
Voting by Telephone.   To vote by proxy over the telephone, please follow the voting instructions and use the toll-free telephone number on your proxy card. You may submit your proxy over the phone 24 hours a day until 11:59 p.m. ET on the day before the meeting date. If you are a record holder and you vote by proxy over the telephone, you do not need to complete and mail a proxy card.
Voting Online.   If you wish to vote by proxy online, please follow the instructions included on your proxy card or Notice to obtain your records and to create an electronic voting instruction form. You may submit your proxy online 24 hours a day until 11:59 p.m. ET on the day before the meeting date. If you are a record holder and you vote by proxy online, you do not need to complete and mail a proxy card.
If I am a beneficial owner of the Company’s shares, how do I vote?
If you are a beneficial owner of shares held in street name through a brokerage firm, bank, dealer, or other similar organization, you will receive instructions from that organization, which you must follow to vote your shares. Brokerage firms, banks, dealers and other nominees typically have a process for their beneficial holders to provide voting instructions online or by telephone. If you hold your shares in street name and wish to vote at the virtual Annual Meeting, please obtain instructions on how to vote at the meeting from your broker, bank or other nominee.
Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are a stockholder of record, you may revoke your proxy in any one of three ways:
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You may timely submit a later-dated proxy via the Internet, by telephone or by mail;

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You may send a written notice that you are revoking your proxy to AudioEye, Inc., Attention: James Spolar, General Counsel, 5210 E. Williams Circle, Suite 750, Tucson, Arizona 85711; or

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You may attend and vote your shares at the Annual Meeting. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Please note, however, that any beneficial owner of our common stock whose shares are held in street name may (a) revoke the beneficial owner’s proxy and (b) attend and vote the beneficial owner’s shares at the Annual Meeting only in accordance with applicable rules and procedures that may then be employed by such beneficial owner’s brokerage firm, bank, dealer, or other similar organization.
What am I voting on?
The following proposals are scheduled for a vote at the Annual Meeting:
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Proposal 1 — To elect the five nominees named in this Proxy Statement to serve as directors until the 2024 Annual Meeting of Stockholders or until their successors have been duly elected and qualified;

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Proposal 2 — To approve, on an advisory basis, AudioEye’s executive compensation;

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Proposal 3 — To ratify the appointment of MaloneBailey, LLP as the independent registered public accounting firm of AudioEye, Inc. for the fiscal year ending December 31, 2023.

How many votes are needed to approve each proposal?
In voting with regard to Proposal 1, you may vote for or withhold authority to vote in favor of each nominee. Directors will be elected by a plurality of the votes cast by holders of our shares present virtually or represented by proxy at the Annual Meeting and entitled to vote on Proposal 1, provided a quorum is present. Withhold votes will have no effect on the election of directors.
In voting with regard to Proposal 2, you may vote for the proposal, against the proposal, or abstain from voting. The vote required to approve Proposal 2 is a majority of the voting power of our shares present virtually or represented by proxy at the Annual Meeting and entitled to vote on Proposal 2, provided a quorum is present. Abstentions will be considered in determining the number of votes required to obtain the necessary majority vote for the proposal and therefore will have the same legal effect as votes against the proposal.
In voting with regard to Proposal 3, you may vote for the proposal, against the proposal, or abstain from voting. The vote required to approve Proposal 3 is a majority of the voting power of our shares present virtually or represented by proxy at the Annual Meeting and entitled to vote on Proposal 3, provided a quorum is present. Abstentions will be considered in determining the number of votes required to obtain the necessary majority vote for the proposal and therefore will have the same legal effect as votes against the proposal.
We are not aware, as of the date hereof, of any matters to be voted upon at the Annual Meeting other than those stated in this Proxy Statement. If any other matters are properly brought before the Annual Meeting, your proxy gives discretionary authority to the persons named as proxies to vote the shares represented thereby in their discretion.
How are votes counted?
Votes will be counted by the inspector of election appointed for the meeting, who will separately count votes “For” and “Against” (or, with respect to the election of directors, “For” and “Withhold”), abstentions and, if applicable, broker non-votes. A “broker non-vote” occurs when a stockholder of record, such as a broker, holding shares for a beneficial owner does not vote on a particular item because the stockholder of record does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Broker non-votes will be counted for the purpose of determining if a quorum is present. If your shares are held in street name and you do not vote your shares, your bank or brokerage firm can only vote your shares in their discretion for proposals which are considered “routine” proposals. Proposal 3, the ratification of the appointment of our independent registered public accounting firm, is considered a routine proposal, and therefore we do not expect any broker non-votes on Proposal 3. Proposals 1 and 2 are “non-routine” proposals, and therefore there may be broker non-votes with respect to Proposals 1 and 2, however broker non-votes will not affect the outcome of the vote on those proposals.
What if I return a proxy card but do not make specific choices?
If you complete and submit a proxy before the meeting, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy without making any voting selections, then the shares represented by that proxy will be voted FOR the election of all five director nominees, FOR the approval of AudioEye’s executive compensation, and FOR the ratification of the appointment of MaloneBailey, LLP as our independent registered public accounting firm for the year ending December 31, 2023.
What are the costs of soliciting these proxies?
We will pay all of the costs of soliciting these proxies. Our officers, directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these officers, directors and employees no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.
When will voting results be made available?
We will announce the final voting results in a Current Report on Form 8-K that will be filed with the SEC within four business days following the Annual Meeting (i.e., on or before Thursday, May 25, 2023).

ELECTION OF DIRECTORS (PROPOSAL NO. 1)
Proposal No. 1 is a proposal to elect five persons to serve as directors on our Board of Directors. Each director will hold office until the next Annual Meeting of Stockholders and until his or her successor is elected and qualified, or his or her earlier resignation or removal. All of the Board’s director nominees have consented to be named in this Proxy Statement and to serve as a director, if elected.
The Board, based on the recommendation of the Nominating and Corporate Governance Committee, has nominated Dr. Carr Bettis, Anthony Coelho, Katherine Fleming, David Moradi and Jamil Tahir for re-election as directors at the 2023 Annual Meeting. Katherine Fleming is standing for election by stockholders for the first time at the 2023 Annual Meeting. Dr. Fleming was initially identified by Mr. Moradi as a director candidate, and after an evaluation and recommendation by the Nominating and Corporate Governance Committee, the Board of Directors elected her to the Board in March 2023.
After discussions with Marc Lehmann, an existing director, about his expected availability in the upcoming year and other commitments, the Nominating and Corporate Governance Committee and Board did not nominate Mr. Lehmann to stand for re-election at the 2023 Annual Meeting. The Board of Directors thanks Mr. Lehmann for his years of service and dedication to the Board and his many contributions to the Company.
Proxies cannot be voted for a greater number of persons than five, which is the number of nominees named in this Proxy Statement. If elected, each of the five nominees will serve a one-year term expiring at the 2024 Annual Meeting of Stockholders.
If, prior to the Annual Meeting, any of the nominees should be unavailable to serve for any reason, the Board may (i) designate a substitute nominee or nominees (in which event the persons named on the enclosed proxy card will vote the shares represented by all valid proxy cards for the election of such substitute nominee or nominees), (ii) allow the vacancy(ies) to remain open until a suitable candidate or candidates are located, or (iii) by resolution provide for a lesser number of directors. The Board has no reason to believe that any of its nominees will be unable to serve.
Directors are elected by a plurality of the votes cast by holders of our shares present virtually or represented by proxy at the Annual Meeting and entitled to vote on Proposal 1, provided a quorum is present. Stockholders do not have the right to cumulate their votes in the election of directors or with respect to any other proposal or matter. Assuming a quorum is present, the five validly nominated individuals receiving the highest number of votes cast at the Annual Meeting will be elected directors.
Four of the director nominees were elected at our 2022 Annual Meeting of Stockholders. Messrs. Moradi and Tahir were initially appointed by the Board in November 2019 following the exercise of director designation rights by Sero Capital LLC, a significant stockholder of the Company (“Sero Capital”), pursuant to the terms of a Letter Agreement dated as of August 14, 2019 between the Company and Sero Capital (the “Letter Agreement”). Mr. Moradi is the Chief Executive Officer and beneficial owner of Sero Capital. In the Letter Agreement, the Company agreed that, upon the request of Sero Capital and subject to the terms and conditions provided therein, the Company would take all action necessary to cause two individuals designated by Sero Capital to be appointed to the Board. The number of designees will be reduced to one at such time as Sero Capital and its affiliates collectively own less than 30% of the Company’s voting power. At such time as such ownership falls below 5%, Sero Capital will cease to have the right to designate any directors. Although Sero Capital did not designate any directors for election at the 2023 Annual Meeting, the Board is nominating Messrs. Moradi and Tahir for reelection.
Nominees for Director
Summarized below is certain information concerning the persons who are nominated by the Board for election to the Board, including a brief account of the education and business experience during at least the past five years. There are no family relationships between any director, executive officer, or person nominated to become a director. The Board recommends that stockholders vote FOR each of the five director nominees named below to constitute the Board. If not otherwise specified, proxies will be voted “FOR” each of the five nominees for director.

Dr. Carr Bettis.   Dr. Bettis, age 59, has served as a director since December 2012 and previously served as a director from July 2007 to April 2010. Dr. Bettis has served as Executive Chairman/Chairman of the Board since March 2015. Dr. Bettis served as our principal financial officer and principal accounting officer from May 2021 until August 2021. He is a founder, chairman and chief architect of numerous financial science and technology innovations and businesses that have been acquired by Merrill Lynch, Thomson Financial (now LSEG/Refinitiv), Primark/Disclosure (now LSEG/Refinitiv), Institutional Shareholder Services (ISS) and others. Dr. Bettis jointly owns intellectual property with LSEG/Refinitiv via his IP firm CB Partners and is co-founder and Chairman of Verus Analytics, a 25+ year quantitative financial technology company. He currently sits on the First Contact Entertainment board and was Executive Chairman of Emmersive Entertainment, Inc when its assets were sold in 2021. He also serves as an advisor to other private businesses across a range of industries. He maintains a clinical affiliation with Arizona State University as Research Professor of Finance and is an Executive Mentor for Columbia University’s Center for Technology Management. His research has been published in academic and professional journals, such as the Journal of Financial Economics, Review of Financial Studies, Journal of Accounting and Economics, Journal of Financial and Quantitative Analysis, Financial Management and the Financial Analyst Journal. He received his Ph.D. from Indiana University in 1992. We believe that Dr. Bettis’ extensive education and background in finance make him qualified to serve as our Executive Chairman/Chairman of the Board and as a director.
Anthony Coelho.   Mr. Coelho, age 80, has served as a director since June 2014. Mr. Coelho was a member of the U.S. House of Representatives from 1978 to 1989, where he authored the Americans With Disabilities Act (ADA). After leaving Congress, he joined Wertheim Schroder & Company, an investment banking firm in New York, and became President and CEO of Wertheim Schroder Financial Services from 1990 to 1995. From 1995 to 1997, he served as Chairman and CEO of an education and training technology company that he established and subsequently sold. In 1998, President Clinton appointed him as the U.S. Commissioner General for the World’s Fair in Lisbon, Portugal. He served as general chairman of the presidential campaign of former Vice President Al Gore from April 1999 until June 2000.Since 1997, Mr. Coelho has worked independently as a business and political consultant. Mr. Coelho also served as Chairman of the President’s Committee on Employment of People with Disabilities from 1994 to 2001. He previously served as Chairman of the Board of the Epilepsy Foundation and Chairman of the Board for the American Association for People with Disabilities. Mr. Coelho has served on a number of boards, including those of Circus Circus, Warren Resources, Kaiser Resources and Cyberonics. Since 1991, he has been a member of the Board of Service Corporation International (NYSE:SCI), a publicly traded company, as its Lead Director. Mr. Coelho is also currently a member of the Board of Esquire Financial Holdings, Inc. (Nasdaq: ESQ), a publicly traded company, as its Chairman. Mr. Coelho earned a Bachelor of Arts degree in Political Science from Loyola Marymount University in 1964. We believe that Mr. Coelho’s political acumen and contacts, as well as his extensive executive, financial and business experience, qualify him to serve as a director.
Katherine E. Fleming.   Dr. Fleming, age 57, has over fifteen years’ experience in arts and education leadership. Currently the CEO and President of the J. Paul Getty Trust, she served as Provost of New York University from 2016-2022. At Getty she oversees the Trust’s endowment, the activities of its programs, and its strategic priorities. At NYU, she was responsible for allocating financial resources and had oversight of all Deans and Directors. From 2012- 2016 she served as President of the Board of the University of Piraeus, Greece, and from 2007-2011 she directed the Institut Remarque at the Ecole Normale Superieure in Paris. Dr. Fleming was a member of the Board of Advent Technologies Holdings, Inc. (Nasdaq:ADN), a publicly traded company, until June 2022. A historian by training, Dr. Fleming earned a B.A. from Barnard College of Columbia University, an M.A. from the University of Chicago and a Ph.D. from the University of California, Berkeley. She is an elected member of the American Academy of Arts and Sciences, a Chevalier in the French Legion of Honor, and holds the Silver Cross in the Greek Order of Beneficence. We believe that Dr. Fleming’s extensive financial and scholastic experience qualify her to serve as a director.
David Moradi.   Mr. Moradi, age 47, has served as Chief Executive Officer (“CEO”) since January 2022, served as Interim Chief Executive Officer and Chief Strategy Officer from August 2020 to January 2022, and has served as a director since November 2019. Mr. Moradi is an entrepreneur, investor, and advisor to numerous technology companies. In September 2018, Mr. Moradi founded and became Chief Executive Officer of Sero Capital LLC, a private investment firm that focuses on growth opportunities in the technology sector. Sero Capital LLC is a principal stockholder of the Company. Mr. Moradi also co-founded and is Executive Chairman of First Contact Entertainment Inc., a leading virtual reality video game development studio. He founded and was Chief Executive Officer of Anthion Management, a technology-focused investment fund. Prior to founding Anthion Management, Mr. Moradi was a portfolio manager at Pequot Capital Management and, prior to that, an analyst and portfolio manager for Soros Fund Management. Mr. Moradi started his career as a special situations analyst for Imperial Capital LLC. Mr. Moradi is also the founder and chairman of the David Moradi Foundation, a charitable foundation that supports education and veterans. He graduated with a B.A. in psychology from the University of California, Los Angeles. We believe that Mr. Moradi’s extensive executive, investment, financial and business experience qualify him to serve as a director.
Jamil Tahir.   Mr. Tahir, age 46, has served as a director since November 2019 and the lead independent director since July 2020. Mr. Tahir is a co-founder and managing member of TurnMark Capital LLC, a private investment firm that was founded in 2008. Mr. Tahir has over 25 years of public stock and bond investing experience. Prior to founding TurnMark Capital, Mr. Tahir managed the research team for Cannell Capital LLC, an asset management company. Mr. Tahir began his career as an investment banking analyst in the Financial Entrepreneurs Group of Salomon Smith Barney, New York. He graduated from the University of California at Berkeley in 1999 earning a B.S. in Business Administration and a B.A. in Economics. We believe that Mr. Tahir’s extensive experience investing in publicly traded companies and in asset management and investment banking qualify him to serve as a director.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Stockholder Communications with the Board of Directors
Stockholders of the Company wishing to send a written communication to the Board, a committee of the Board or an individual director should send the written communication to: AudioEye, Inc., Attention: Corporate Secretary, 5210 E. Williams Circle, Suite 750, Tucson, Arizona 85711. Any such communication should include the stockholder’s name and address and identify any individual directors or committees of the Board to which the stockholder would like to have the written communication sent. The Corporate Secretary, or their designee, will, in such manner as the Corporate Secretary deems appropriate, collect and organize such stockholder communications and periodically forward them to the Board or a committee or individual director, as applicable. The Corporate Secretary may refuse to forward material which they determine in good faith to be commercial, frivolous or otherwise inappropriate for delivery.
Board Leadership Structure and Risk Oversight
Dr. Bettis serves as Executive Chairman of the Board of Directors. In accordance with the Company’s Corporate Governance Guidelines, the Board has also designated a Lead Independent Director of the Board. In that position, the Lead Independent Director presides over executive sessions of the directors between meetings of the Board and serves as a liaison among the independent directors, the Executive Chairman and the Chief Executive Officer of the Company on various matters, including determining agenda items for Board meetings. Currently, Jamil Tahir serves as Lead Independent Director; however, the individual designated as Lead Independent Director may rotate from time to time. The Board believes that its current leadership structure is appropriate for the Company and its stockholders at this time. The structure allows our Executive Chairman to provide leadership to our Board and to our business, while also allowing Mr. Tahir as our Lead Independent Director to help us ensure independent oversight.
The Board oversees the risk management activities of management directly and through the committees of the Board by discussing with management the policies and practices utilized by management in assessing and managing risks and by providing input on those policies and practices. Each committee reports to the full Board on a regular basis, including reports with respect to the respective committee’s risk oversight activities as appropriate. Certain key risks and related mitigation plans are also reviewed more in depth throughout the year either by the Board or its committees. Management and the Board regularly review and discuss appropriate strategies to monitor and assess the effectiveness of risk treatment for long-term success.
Director Independence
Our Board has undertaken a review of the independence of each director. Based on information provided by each director concerning his background, employment and affiliations, our board has determined that Messrs. Coelho, Lehmann and Tahir, and Dr. Fleming, do not have relationships with the Company that would interfere with the exercise of their independent judgment in carrying out the responsibilities of a director, and therefore have been determined to be independent as that term is defined by the Nasdaq Stock Market Rules. The Board has determined that Dr. Bettis and Mr. Moradi are not independent under the Nasdaq Stock Market Rules. In making these determinations, our Board considered the current and prior relationships that each non-employee director has or has had with our Company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director and the transactions (if any) involving them and described in the section of this Proxy Statement titled “Certain Relationships and Related Party Transactions.”
The independent directors of the Board meet in executive session periodically, but no less than two times per year or such greater number as required under the Nasdaq Stock Market Rules.
Meetings and Committees of the Board of Directors
The Board of Directors conducts its business through meetings of the full Board and through committees of the Board, consisting of an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Our Board held seven meetings in 2022. Our Corporate Governance

Guidelines provide that all directors are expected to prepare for, attend and participate in all Board meetings and meetings of committees on which they serve, and to attend our Annual Meetings of Stockholders either in person or telephonically. In 2022, each director attended at least 75% of the total number of meetings of the Board and the committees of the Board on which he served. Each director then on the Board also attended our 2022 Annual Meeting of Stockholders.
Audit Committee
Our Board of Directors has established an Audit Committee, which represents and assists the Board of Directors in fulfilling its oversight responsibility relating to our financial statements and financial reporting process. Our Audit Committee is comprised of Jamil Tahir, Anthony Coelho and Marc Lehmann, each of whom meets the requirements for independence under the Nasdaq Stock Market Rules and the Exchange Act. Mr. Tahir is the chairman of our Audit Committee and qualifies as an audit committee financial expert as defined in Item 407(d)(5)(ii) of Regulation S-K, based on his extensive history of investing in publicly traded companies and in asset management and investment banking, as a result of which he has obtained extensive knowledge and expertise in financial and accounting matters. The Audit Committee met six times in 2022. The Audit Committee is responsible for, among other things:
•
selecting the Company’s independent registered public accounting firm and approving the fees for the independent registered public accounting firm;

•
reviewing and discussing the scope and results of the annual audit with the independent registered public accounting firm and reviewing with management and the independent registered public accounting firm our interim and year-end operating results;

•
reviewing our financial statements and our critical accounting policies and estimates;

•
overseeing compliance with our Code of Business Conduct and Ethics;

•
reviewing related party transactions in accordance with our Related Party Transactions Policies and Procedures; and

•
pre-approving all audit and all permissible non-audit services to be performed by the independent registered public accounting firm.

Our Audit Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the Nasdaq Stock Market Rules. The charter is available on our website at www.audioeye.com/governance-documents.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee is comprised of Anthony Coelho, Jamil Tahir and Marc Lehmann, each of whom meets the requirements for independence under the Nasdaq Stock Market Rules and SEC rules and regulations. Mr. Coelho is the chairman of our Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee met one time during 2022. Our Nominating and Corporate Governance Committee is responsible for, among other things:
•
identifying, evaluating and selecting, or making recommendations to our Board of Directors regarding, nominees for election to our Board of Directors and its committees;

•
overseeing the evaluation of the performance of our Board of Directors and of individual directors;

•
overseeing our corporate governance practices; and

•
developing and making recommendations to our Board of Directors regarding corporate governance guidelines and matters.

Our Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable Nasdaq Stock Market Rules. The charter is available on our website at www.audioeye.com/governance-documents.

Compensation Committee
Our Compensation Committee is comprised of Jamil Tahir, Anthony Coelho and Marc Lehmann, each of whom meets the requirements for independence under the Nasdaq Stock Market Rules and SEC rules and regulations. Mr. Tahir is the chairman of the Compensation Committee. Each member of our Compensation Committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. The Compensation Committee met five times in 2022. Our Compensation Committee is responsible for, among other things:
•
reviewing, approving and determining, or making recommendations to our Board of Directors regarding, the compensation of our executive officers, including our CEO;

•
reviewing, approving and administering our incentive compensation and equity compensation plans; and

•
making recommendations regarding non-employee director compensation to our Board of Directors.

Our Compensation Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the Nasdaq Stock Market Rules. The Compensation Committee may, from time to time and to the extent permitted by law and by the Company’s compensation plans, delegate any or all of its responsibilities as provided in the charter. The charter is available on our website at www.audioeye.com/governance-documents.
Director Qualifications, Board Diversity and Stockholder Nominations for Directors
The Board of Directors is responsible for approving candidates for Board membership. The Board has delegated the responsibility for evaluating, selecting and recommending director nominees to the Nominating and Corporate Governance Committee. In evaluating candidates and existing directors for service on the Board, the Nominating and Corporate Governance Committee considers certain minimum qualifications, including:
•
the highest professional and personal ethics and values, consistent with our Code of Business Conduct and Ethics;

•
broad experience and demonstrated excellence in the prospective nominee’s field;

•
relevant expertise upon which to be able to offer advice and guidance to management and be committed to enhancing stockholder value;

•
sufficient time to devote to AudioEye’s affairs and to carry out the prospective nominee’s duties as a director and/or committee member, as applicable;

•
the ability to exercise sound business judgment and to provide insight and practical wisdom based on experience;

•
service on other Boards of public companies that is limited to a number that permits the candidates, given the individual circumstances, to perform responsibly all director duties; and

•
ability to represent the interests of all stockholders.

Specific additional criteria may be added with respect to specific searches for new Board members. An acceptable candidate may not fully satisfy all of the criteria, but is expected to satisfy nearly all of them.
Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee considers age, skills, education, and such other factors as it deems appropriate given the current needs of the Board, its committees and the Company, to maintain a balance of knowledge, experience and capability. Although we do not have a specific Board diversity policy, the Nominating and Corporate Governance Committee looks at the diversity of experience, background and Board composition in recommending director candidates as required by the Nominating and Corporate Governance Committee’s charter. The following table sets forth diversity information related to the current members of our Board of Directors.

Board Diversity Matrix (As of April 1, 2023)
Total Number of Directors	6
	Female	Male	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	2	3
Part II: Demographic Background
White	1	2
LGBTQ+		1
Did Not Disclose Demographic Background		3
Directors with Disabilities		1
Directors who identify as Middle Eastern/North African		1
In the case of incumbent directors whose terms of office are set to expire, the Board reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Board also determines whether the nominee must be independent for purposes of the Nasdaq Stock Market Rules. The Board does not have term limits or a mandatory retirement age for directors.
The Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating nominees for director. The Board periodically reviews the appropriate size of the Board, which may vary to accommodate the availability of suitable candidates and the needs of the Company. In the event that vacancies are anticipated or otherwise arise, the Nominating and Corporate Governance Committee will seek to identify director candidates based on input provided by a number of sources, including: committee members, other directors of AudioEye, management of AudioEye and stockholders of AudioEye. The Nominating and Corporate Governance Committee also has the authority to consult with or retain consultants, legal counsel, accounting or other advisors as appropriate to perform its duties.
The Nominating and Corporate Governance Committee will consider nominees recommended by stockholders as candidates for election to the Board. To recommend a nominee, a stockholder may write to the Nominating and Corporate Governance Committee c/o James Spolar, General Counsel and Corporate Secretary, AudioEye, Inc., 5210 E. Williams Circle, Suite 750, Tucson, Arizona 85711. Any such recommendation should include:
•
the name and address of the stockholder and a representation about whether the stockholder is a holder of record of shares of our common stock;

•
a brief biographical description for the nominee, including the nominee’s name, age, business and residence addresses, occupation for at least the last five years and a statement of the qualifications of the candidate, taking into account the qualification requirements set forth above;

•
a description of all arrangements or understandings between the stockholder and each nominee; and

•
the candidate’s consent to serve as a director if elected.

All five current directors were elected at our 2022 Annual Meeting of Stockholders. Messrs. Moradi and Tahir were appointed by the Board in November 2019 following the exercise of director designation rights by Sero Capital, a significant stockholder of the Company, pursuant to the terms of the Letter Agreement dated as of August 14, 2019 between the Company and Sero Capital. Mr. Moradi is the Chief Executive Officer and beneficial owner of Sero Capital. In the Letter Agreement, the Company agreed that, upon the request of Sero Capital and subject to the terms and conditions provided therein, the Company would take all action necessary to cause two individuals designated by Sero Capital to be appointed to the Board. The number of designees will be reduced to one at such time as Sero Capital and its affiliates collectively own less than 30% of the Company’s voting power. At such time as such ownership falls below 5%, Sero Capital will cease to have the right to designate any directors. Although Sero Capital did not designate any directors for election at the 2023 Annual Meeting, the Board is nominating Messrs. Moradi and Tahir for reelection.
Corporate Governance Policies
We have adopted the Corporate Governance Guidelines that guide the Company and the Board on matters of corporate governance, including director responsibilities, Board committees and their charters, director independence, director qualifications, director evaluations, director orientation and education, director access to management, Board access to independent advisors, and management development and succession planning. The Corporate Governance Guidelines are available on our website at www.audioeye.com/governance-documents.
Code of Business Conduct and Ethics
The Company maintains a Code of Business Conduct and Ethics applicable to all directors, officers and employees of the Company. The Code of Business Conduct and Ethics is available without charge upon request in writing to James Spolar, General Counsel and Corporate Secretary, AudioEye, Inc., 5210 E. Williams Circle, Suite 750, Tucson, Arizona 85711. We intend to disclose any amendments to our Code of Business Conduct and Ethics, or waivers of its requirements granted to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions, on our website at www.audioeye.com/governance-documents or in filings with the SEC under the Exchange Act as required by applicable law. The Code of Business Conduct and Ethics is available on our website at www.audioeye.com/governance-documents.

DIRECTOR COMPENSATION FOR FISCAL YEAR 2022
During 2022, our non-employee director compensation program consisted of the following:
•
each non-employee director receives an annual equity award of RSUs with a value of $85,000;

•
the Lead Independent Director receives an additional annual equity award of RSUs with a value of $42,500;

•
each non-employee director receives a quarterly equity award of RSUs with a value of $10,000;

•
each Chair of the Compensation Committee, Nominating and Corporate Governance Committee and Audit Committee receives an additional quarterly equity award of RSUs with a value of $3,000; and

•
the Lead Independent Director receives an additional quarterly equity award of RSUs with a value of $5,000.

The number of RSUs in each award is determined by dividing the applicable value by the volume-weighted average price of the Company’s common stock on the Nasdaq Capital Market over the 20 consecutive trading days immediately prior to the date of grant.
The annual RSUs are granted on the date of the annual meeting of stockholders in each year and vest on the earlier of (a) one year following the date of grant or (b) immediately prior to the next annual meeting of stockholders following the date of grant, provided the director’s service has not terminated prior to such date. Any of these vested RSUs are settled on the earlier of (i) the 7th anniversary of the grant date, (ii) immediately prior to the closing of a change in control, but in no case later than 90 days following the change in control, or (iii) the calendar year following the year of death, with payment made no later than the end of the year following the year of death. The quarterly RSUs are granted in advance on the first day of each calendar quarter and vest on the grant date. These vested RSUs are settled on the earlier of (i) the 3rd anniversary of the grant date, (ii) immediately prior to the closing of a change in control, but in no case later than 90 days following the change in control, or (iii) the calendar year following the year of death, with payment made no later than the end of the year following the year of death.
As the Executive Chairman of the Board, Dr. Carr Bettis is an employee of the Company, and his compensation is provided pursuant to the terms of an Executive Employment Agreement, dated July 1, 2015 between Dr. Bettis and the Company, as amended by the Amendment to Executive Employment Agreement dated May 18, 2021 (as amended, the “Bettis Employment Agreement”). Pursuant to the Bettis Employment Agreement, Dr. Bettis received $175,000 in annual base salary for his service as Executive Chairman, of which $36,000 is paid in cash and $139,000 is paid in the form of fully vested shares of common stock of the Company. On March 25, 2023, the Bettis Employment Agreement was further amended to provide that Dr. Bettis’ base salary for his service as Executive Chairman consists of an annual cash amount of $36,000 and a monthly award of 772 fully vested shares of common stock of the Company.
2022 Compensation.   The following table sets forth summary information concerning the compensation paid to our directors for the fiscal year ended December 31, 2022. Compensation paid to or earned by David Moradi, who was a director and a named executive officer during the fiscal year ended December 31, 2022, is set forth in the Summary Compensation Table in the section below titled “Executive Compensation — Summary Compensation Table.”
Director Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)
Dr. Carr Bettis	36,000	139,000(3)	175,000
Anthony Coelho	—	123,200(4)	123,200
Marc Lehmann	—	110,425(5)	110,425
Jamil Tahir	—	191,180(6)	191,180

(1)
Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for stock granted during the reported fiscal year. For additional information regarding the assumptions we used to calculate the amounts in this column, please refer to Note 2 to our audited consolidated financial statements included in our 2022 Annual Report filed with the SEC on March 9, 2023.
(2)
On May 20, 2022, each of Messrs. Coelho and Lehmann was granted 21,003 RSUs as the annual equity grant to non-employee directors, and Mr. Tahir was granted 31,504 RSUs as the aggregate annual equity grant to non-employee directors and the annual equity grant to the Lead Independent Director. Each such award will vest on the earlier of the first anniversary of the grant date or immediately prior to the 2023 annual meeting of stockholders, provided the director’s service does not terminate prior to such date. The settlement date for any RSUs that become vested will be the first to occur of (x) the 7th anniversary of the grant date, (y) immediately prior to the closing of a change in control, but in no case later than 90 days following the change in control, or (z) the calendar year following the year of death, with payment made no later than the end of the year following the year of death.

(3)
Pursuant to the terms of the Bettis Employment Agreement as described above, during 2022, Dr. Bettis received 26,463 shares of common stock that were fully vested at the time of issuance. As of December 31, 2022, Dr. Bettis held 97,340 RSUs that were vested but not yet settled.

(4)
During 2022, Mr. Coelho received quarterly equity awards aggregating 8,771 RSUs. These vested RSUs are settled on the earlier of (i) the 3rd anniversary of the grant date, (ii) immediately prior to the closing of a change in control, but in no case later than 90 days following the change in control, or (iii) the calendar year following the year of death, with payment made no later than the end of the year following the year of death. As of December 31, 2022, Mr. Coelho held the following stock awards that had been granted to him as compensation for services provided to us in his capacity as director: (i) 67,163 RSUs that had vested but not yet settled and (iii) 21,003 unvested RSUs.

(5)
During 2022, Mr. Lehmann received quarterly equity awards aggregating 6,747 RSUs. These vested RSUs are settled on the earlier of (i) the 3rd anniversary of the grant date, (ii) immediately prior to the closing of a change in control, but in no case later than 90 days following the change in control, or (iii) the calendar year following the year of death, with payment made no later than the end of the year following the year of death. As of December 31, 2022, Mr. Lehmann held the following stock awards that had been granted to him as compensation for services provided to us in his capacity as director: (i) 21,457 RSUs that had vested but not yet settled and (ii) 21,003 unvested RSUs.

(6)
During 2022, Mr. Tahir received quarterly equity awards aggregating 14,168 RSUs. These vested RSUs are settled on the earlier of (i) the 3rd anniversary of the grant date, (ii) immediately prior to the closing of a change in control, but in no case later than 90 days following the change in control, or (iii) the calendar year following the year of death, with payment made no later than the end of the year following the year of death. As of December 31, 2022, Mr. Tahir held the following stock and awards that had been granted to him as compensation for services provided to us in his capacity as director: (i) 53,786 RSUs that had vested but not yet settled and (ii) 31,504 unvested RSUs.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Relationships and Transactions
Lease Assumption.   Sero Capital, LLC (“Sero Capital”) is a principal stockholder of the Company. David Moradi, who has been a member of our Board since November 2019, our Chief Executive Officer since January 2022 and our Interim Chief Executive Officer and Chief Strategy Officer from August 2020 until January 2022, is also the Chief Executive Officer and the beneficial owner of Sero Capital.
In October of 2021, we assumed two lease agreements for office space in Miami Beach, Florida, from Sero Capital. Because the office space is predominately used by Mr. Moradi and other key company executives for their work with the Company, the Audit Committee deemed that assumption of the lease from Sero Capital and the related expense to be appropriately borne by the Company. The Audit Committee also determined that the material terms of the lease were market and no less favorable than the Company could have received on an arm’s length basis. The lease agreements assigned to the Company provide for aggregate lease payments of $554,000 from the date of assignment through the leases’ expiration in May 2024. In connection with the assignment of the leases in 2021, the Company paid Sero Capital $32,000 for the assignment of its rights to the security deposit.

Approval of Related Party Transactions
The charter of the Audit Committee requires that the Audit Committee review and approve any transactions that would require disclosure under SEC rules and regulations. The Board has also adopted Related Party Transaction Policies and Procedures that set forth the procedures to be followed by the Audit Committee in reviewing actual or potential related party transactions. Those procedures include consideration of the material terms and conditions of the transaction, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, and the extent of the related party’s interest in the transaction. The Related Party Transaction Policies and Procedures also identify certain types of related party transactions that are to be deemed pre-approved.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS
The executive officers of the Company serve at the discretion of the Board of Directors. As of March 22, 2023, our executive officers were:
•
Dr. Carr Bettis, Chairman of the Board;

•
David Moradi, Chief Executive Officer;

•
Kelly Georgevich, Chief Financial Officer; and

•
Dominic Varacalli, Chief Operating Officer.

Information regarding Dr. Bettis and Mr. Moradi is set forth above under “Election of Directors (Proposal No. 1) — Nominees for Director.” Below is information regarding Messrs. Varacalli and Ms. Georgevich.
Kelly Georgevich, 40, has served as the Chief Financial Officer of the Company since June 2021. Ms. Georgevich has over 15 years of experience with high-growth companies with a specific focus on software-as-a-service and technology. Prior to joining the Company, Ms. Georgevich served as the chief financial officer of sticky.io, Inc., an e-commerce platform, since September 2018, and as vice president of finance from March 2015 until September 2018. Prior to sticky.io, Kelly served as controller at Fuzebox Software Corporation where she supported the company through a successful acquisition. She also served on the Board of Directors for Girls in Tech as secretary and treasurer from 2015 until 2020.
Dominic Varacalli, 35, has served as Chief Operating Officer of the Company since September 2021. From August 2020 to September 2021, Mr. Varacalli was President of the Company, and from June 2020 until August 2020, he was Chief Technology Officer of the Company. From June 2019 through May 2020, he was Founding Partner of Kickstand LLC, a software agency in Portland, Oregon, where he led product and operations teams. From August 2015 until May 2019, Mr. Varacalli was Director of Engineering at The Kroger Co. in Cincinnati, Ohio where he managed teams of software engineers for the company’s digital and eCommerce presence.

EXECUTIVE COMPENSATION
Executive Summary
Prior Year Say-on-Pay Results
The Board values the opinions of our stockholders and carefully reviews and considers the outcome of our Say-on-Pay vote, along with other relevant factors, in evaluating the compensation program for our named executive officers. In 2022, approximately 89% of the votes cast were in favor of our executive compensation. The Compensation Committee devotes time and resources to understanding stockholder feedback and analyzing the executive compensation programs. In evaluating potential changes, the Compensation Committee also takes into consideration market practices and the Company’s overarching compensation philosophy of attracting and retaining exceptional leaders and enabling them to behave like owners. Our current programs are materially the same as the programs approved at our 2022 Annual Meeting. We believe our programs effectively align with the interests of our stockholders.
Key 2022 Management Changes
In January 2022, David Moradi was appointed Chief Executive Officer of the Company after serving as the Company’s interim CEO and Chief Strategy Officer from August 2020 to January 2022. On April 5, 2022, the Company’s entered into an Amended and Restated Employment Agreement (the “Restated Moradi Agreement”), which is substantially similar to the prior Employment Agreement, dated August 20, 2020 with Mr. Moradi, including retaining the base salary of $1, other than providing for a grant of 400,000 RSUs to Mr. Moradi.
Compensation Discussion and Analysis
This compensation discussion and analysis is intended to provide an overview of the compensation awarded to, earned by, or paid to our named executive officers for 2022, including the material elements of the compensation paid to our named executive officers as outlined in the compensation tables included in this Proxy Statement. Our “named executive officers” or “NEOs” for 2022 are:
Name	Title
David Moradi(1)	Chief Executive Officer
Kelly Georgevich(2)	Chief Financial Officer
Dominic Varacalli(3)	Chief Operating Officer

(1)
Mr. Moradi has served as Chief Executive Office since January of 2022 and as Interim Chief Executive Officer and Chief Strategy Officer from August 2020 to January 2022.

(2)
Ms. Georgevich has served as Chief Financial Officer since June 2021.

(3)
Mr. Varacalli has served as Chief Operating Officer since September 2021, as President from August 2020 to September 2021, and as Chief Technology Officer from June 2020 until August 2020.

Compensation Objectives and Philosophy
The primary objective of our executive compensation program is to attract and retain exceptional leaders and enable them to behave like owners. When setting executive compensation, we apply a consistent approach for all executive officers and intend that the combination of compensation elements closely aligns the executives’ financial interests with those of our stockholders. The program is primarily designed to:
•
Attract, motivate and retain a highly capable and performance-focused executive team;

•
Promote a culture of employee owners whose financial interests are aligned with those of our stockholders;

•
Pay for performance such that total compensation reflects the individual performance of executives and the Company’s performance;

•
Promote a focus on equity value by tying executive compensation to the long-term enhancement of stockholder value;

•
Permit the Compensation Committee to exercise independent judgment and approval authority with respect to establishing executive compensation programs, performance measures, and awards; and

•
Consider the potential stock dilution, cash flow, tax and reported earnings implications of executive compensation, consistent with the other objectives of the program.

Target total compensation consists of an appropriate balance of cash and equity and is divided into three core elements: base salary, annual cash incentive compensation, and long-term equity incentive compensation. The Compensation Committee offers long-term equity incentive opportunities that encourage stock ownership. Generally, the amount of compensation realizable from prior compensation does not directly impact the level at which future pay opportunities are set. However, when granting equity awards, the Compensation Committee reviews and considers the number of outstanding and previously granted equity awards. In addition to promoting share ownership, our executive compensation objectives and philosophy focus on rewarding performance. This means that stockholder returns along with corporate and individual performance, both short-term and long-term, determine a significant portion of the executives’ pay opportunity.
Role of the Compensation Committee
The Compensation Committee oversees the administration of the executive compensation program and determines the compensation of our executive officers. The Compensation Committee is solely composed of non-management directors, all of whom meet the independence requirements of applicable Nasdaq rules.
Process for Determining Executive Compensation
The Compensation Committee reviews executive total compensation levels, including equity grants, during the first quarter of each fiscal year. Our CEO’s target total compensation package is set by the Compensation Committee during an executive session, where the CEO is not present, based on the Compensation Committee’s review of competitive information and assessment of the CEO’s individual performance in conjunction with the Company’s financial and operating performance. Target total compensation recommendations for other executive officers are made by the CEO who works closely with the Compensation Committee, after reviewing the executive’s and the Company’s performance in conjunction with the executive’s responsibilities and experience when compared to competitive information. The Compensation Committee then determines the compensation of these executive officers.
Anti-Hedging Policy
Our anti-hedging policy prohibits the purchase of any financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s common stock. The foregoing restriction applies to all shares of the Company’s common stock owned directly or indirectly by directors, officers, employees or agents (such as consultants or independent contractors) of the Company and entities (such as trusts, limited partnerships and corporations) over which such individuals have or share voting or investment control, as well as their respective family members and others in their households and their designees, including shares granted to an individual by the Company as part of their compensation and all other shares held, directly or indirectly, by such individual.
Equity Incentive Plans
A key component of an executive officer’s compensation is equity incentive awards, which are critical to focusing our executives on the Company’s long-term growth and creating stockholder value. The AudioEye, Inc. 2019 Equity Incentive Plan, as amended (the “2019 Plan”), and the AudioEye, Inc. 2020 Equity Incentive Plan (the “2020 Equity Plan”) are designed to attract and retain exceptional leaders and enable them to behave like owners. In 2022, we granted restricted stock unit awards, or RSUs, and performance stock units, or PSUs, to our executive officers. An RSU is a right to receive the fair market value of a specified number of shares of our common stock, payable in cash, shares, or a combination of both, that vests at such times, in such installments and subject to such conditions as may be determined by the Compensation Committee. A PSU is a right to receive the fair market value of a specified number of shares of our common stock, payable in cash, shares, or a combination of both, that is earned if and to the extent certain performance goals established by the Compensation Committee are achieved, and will vest at such times and in such installments as determined by the Compensation Committee. Until it vests, an RSU and a PSU is subject to restrictions and the possibility of forfeiture. Following the vesting of an RSU or a PSU, settlement of the award and payment to the participant will be made at such time as determined by the Compensation Committee. RSUs and PSUs will be subject to such terms and conditions, consistent with the other provisions of the 2019 Plan or 2020 Equity Plan, as applicable, as may be determined by the Compensation Committee. The Compensation Committee may provide for the payment of dividend equivalents on RSUs and other stock-based awards, but any such dividend equivalents will be subject to the same restrictions and risk of forfeiture as the underlying units or other share equivalents to which such dividend equivalents relate.
Summary Compensation Table for Fiscal Year 2022
The table below summarizes the compensation paid to or earned by our named executive officers for the fiscal years ended December 31, 2022 and December 31, 2021.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	All Other Compensation ($)	Total ($)
David Moradi Chief Executive Officer and Director	2022	1	—	1,292,000(2)	—	1,292,001
	2021	1	—	2,773,500(3)	—	2,773,501
Kelly Georgevich Chief Financial Officer	2022	325,000	50,000	168,098(4)	—	543,098
	2021	156,198	26,575	574,671(5)	—	757,444
Dominic Varacalli(6) Chief Operating Officer	2022	289,583	20,000	149,200(7)	—	458,783

(1)
Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 (“ASC 718”) for stock awards granted during the reported fiscal years, plus the incremental fair value of any modified or canceled award, computed as of the modification or cancellation date in accordance with ASC 718. For additional information regarding the assumptions we used to calculate the amounts in these columns, please refer to Note 2 to our audited consolidated financial statements included in our 2022 Annual Report filed with the SEC on March 9, 2023. The grant date fair value of performance stock units (“PSUs”) for which performance goals were established was based on the assumption that the maximum performance is achieved.

(2)
On May 20, 2022, Mr. Moradi received an award of RSUs with respect to 400,000 shares of the Company’s common stock that are scheduled to vest as follows: (i) 111,706 RSUs on January 20, 2023; (ii) 111,706 RSUs on January 20, 2024; (iii) 111,706 RSUs on January 20, 2025; and (iv) 64,882 RSUs on August 20, 2025, subject to his continued employment.

(3)
On March 11, 2021, the Compensation Committee granted Mr. Moradi PSUs with respect to 100,000 shares of the Company’s common stock and, on November 11, 2021, the Compensation Committee canceled the grant at Mr. Moradi’s request. Total stock compensation expense recognized in connection with the canceled PSUs totaled $1,311,000, which represents the grant date fair value of the 50,000 PSUs with market conditions.

(4)
On August 3, 2022, Ms. Georgevich received an award of RSUs with respect to 20,000 shares of the Company’s common stock that will vest over a three-year period on each of June 21, 2023, June 21, 2024, and June 21, 2025, provided that Ms. Georgevich is continuously employed on each of those vesting dates. The grant date fair value of those RSUs is included in the amount shown. On August 3, 2022, Ms. Georgevich also received an award of PSUs with respect to 20,000 shares of the Company’s common stock scheduled to vest over three years based upon performance goals to be established by the Compensation Committee for calendar years 2023 through 2025. Because those performance goals have not yet been established, no grant date fair value has been determined or included. The amount shown also does include the grant date fair value of 9,617 PSUs awarded in 2021 to Ms. Georgevich that have been determined to have been earned with respect to 2022 performance
(5)
Ms. Georgevich commenced employment with the Company in June 2021 as Chief Financial Officer. On June 21, 2021, Ms. Georgevich received an award of RSUs with respect to 28,852 shares of the Company’s common stock that will vest over a three-year period as follows: one-third shall vest on the first anniversary of the grant date and the remaining two-thirds shall vest quarterly over the next two years, in equal installments, starting at the end of the first quarter occurring after the first anniversary of the grant date, provided that Ms. Georgevich is continuously employed on each of those vesting dates. The grant date fair value of those RSUs is included in the amount shown. On June 21, 2021, Ms. Georgevich also received an award of PSUs with respect to 28,852 shares of the Company’s common stock scheduled to vest over the three years following the grant based upon performance goals to be established by the Compensation Committee. The grant date fair value of 5,112 of such PSUs is included in the amount shown for 2021, and the grant date fair value of 9,617 of such PSUs is included in the amount shown for 2022, as described in footnote (4). The performance goals with respect to the remaining 14,123 from this grant have not yet been established.

(6)
Mr. Varacalli was not a named executive officer in 2021.

(7)
On August 3, 2022, Mr. Varacalli received an award of RSUs with respect to 15,000 shares of the Company’s common stock that will vest over a three-year period on each June 1, 2023, June 1, 2024, and June 1, 2025, provided that Mr. Varacalli is continuously employed on each of those vesting dates. The grant date fair value of those RSUs is included in the amount shown. The grant date fair value of 10,000 PSUs awarded in 2020 with respect to Mr. Varacalli’s 2022 performance is included in the amount shown and 9,200 of such PSUs were certified as vested on March 13, 2023. The performance goals with respect to 6,137 PSUs granted to Mr. Varacalli have not yet been established.

Summary of Compensatory Arrangements with Named Executive Officers, including in connection with a Termination or a Change in Control
Employment Agreement with David Moradi.   On August 20, 2020, Mr. Moradi and the Company entered into an Employment Agreement (the “Moradi Employment Agreement”), pursuant to which Mr. Moradi will receive an annual salary of $1. On April 5, 2022, Mr. Moradi and the Company entered into the Restated Moradi Agreement, which is substantially similar to the Moradi Employment Agreement, including retaining the annual base salary of $1, other than providing for a grant of 400,000 RSUs to Mr. Moradi.
On August 20, 2020, Mr. Moradi received 260,000 PSUs that were granted under the 2019 Plan, as amended. Each PSU represents a contingent right to receive a share of the Company’s common stock upon vesting of the PSU. The PSUs will vest based on the Company’s achievement of performance conditions relating to its monthly recurring revenue and stock price as follows:
Performance Condition	Number of Performance Stock Units Vesting if Performance Condition Achieved
Monthly recurring revenue greater than or equal to $3.0 million for two consecutive calendar months	55,000
Monthly recurring revenue greater than or equal to $5.0 million for two consecutive calendar months	50,000
Volume Weight Average Price (“VWAP”) greater than or equal to $25 on The Nasdaq Stock Market LLC (“Nasdaq”) over 20 consecutive trading days	55,000
VWAP greater than or equal to $50 on Nasdaq over 20 consecutive trading days	50,000
VWAP greater than or equal to $100 on Nasdaq over 20 consecutive trading days	50,000
Any PSUs that have not vested on or prior to August 20, 2025 will be forfeited. Mr. Moradi must be serving as the Company’s Chief Executive Officer as of the date the applicable performance condition is achieved for the related PSUs to vest. On January 15, 2021, 55,000 PSUs vested as a result of the 20-VWAP for our common stock on Nasdaq being greater than $25.

On May 20, 2022, following the 2022 Annual Meeting of Stockholders at which an increase in the number of shares authorized for issuance under the 2020 Equity Plan was approved, Mr. Moradi received 400,000 RSUs, which are scheduled to vest as follows: (i) 111,706 RSUs on January 20, 2023; (ii) 111,706 RSUs on January 20, 2024; (iii) 111,706 RSUs on January 20, 2025; and (iv) 64,882 RSUs on August 20, 2025, subject to his continued employment. The Restated Moradi Agreement provides that, in the event of a Change in Control that involves a Corporate Transaction (each as defined in the 2020 Equity Plan), the RSUs will become fully vested immediately prior to the effective time of such Change in Control.
The Restated Moradi Agreement provides that any unvested RSUs and PSUs granted thereunder will become fully vested if, on or prior to August 20, 2025, Mr. Moradi’s employment is terminated by the Company without cause or upon his death. The Restated Moradi Agreement also provides that the Company will pay Mr. Moradi a gross-up payment for any excise tax imposed under Section 4999 of the Code and any interest or penalties with respect to such excise tax, plus the amount necessary to put Mr. Moradi in the same after-tax position that he would have been in if he had not incurred any tax liability under Section 4999 of the Code, in the event that any payments, rights, benefits, distributions, or entitlements provided or to be provided by the Company or any of its affiliates to Mr. Moradi or for his benefit pursuant to the terms of the Restated Moradi Agreement, the PSU agreement, the RSU agreement or otherwise would constitute parachute payments within the meaning of Section 280G of the Code.
Employment Agreement with Kelly Georgevich.   In connection with her employment, the Company and Ms. Georgevich executed an Executive Employment Agreement (the “Georgevich Employment Agreement”) on June 10, 2021. Beginning on the commencement of employment, Ms. Georgevich became part-time employee until July 26, 2021, at which point she became a full-time employee of the Company. Under the employment agreement, Ms. Georgevich will receive a base annual salary of $325,000 (pro-rated during her part-time employment). She shall also be eligible to receive an annual performance bonus of $50,000 (pro-rated for calendar year 2021 based on June 21, 2021 (the “Commencement Date”)).
Under the Georgevich Employment Agreement, if the Company terminates Ms. Georgevich’s employment for a reason other than death, disability, or Cause (as defined in the Georgevich Employment Agreement), or if Ms. Georgevich terminates her employment for Good Reason (as defined in the Georgevich Employment Agreement), then the Company shall pay or provide all of the following: (i) reimbursement of any and all reasonable business expenses paid or incurred through the termination date; (ii) receipt of any accrued but unused vacation through the termination date in accordance with Company policy; (iii) receipt of any earned but unpaid base salary and performance bonus accrued through her last date of employment with the Company; and (iv) subject to Ms. Georgevich’s satisfying certain release conditions described in the Employment Agreement, receipt of an amount equal to a portion of the her base salary as set forth below and certain medical benefits as described below (the “Separation Payment”).
The base salary portion of the Separation Payment described above shall be, (i) in the event Ms. Georgevich’s separation of employment prior to the one-year anniversary of the Commencement Date, 12 months of her base salary; and, (ii) in the event her separation of employment at any time on or after the first anniversary of the Commencement Date, six months of her base salary (in each case, at the rate that was in effect at the time of termination). Additionally, subject to Ms. Georgevich’s timely election of continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) with respect to the Company’s group health insurance plans in which she participated immediately prior to the termination date (“COBRA Continuation Coverage”), the Company will pay the cost of COBRA Continuation Coverage for Ms. Georgevich and her eligible dependents until the earliest of (i) Ms. Georgevich and her eligible dependents, as the case may be, ceasing to be eligible under COBRA; (ii) the date upon which she and her eligible dependents become covered under similar plans; (iii) in the case of her employment termination prior to the one-year anniversary of the Commencement Date, 12 months following the termination date; or (iv) in the case of her termination on or after the one-year anniversary of the Commencement Date, six months following the termination date.
Employment Agreement with Dominic Varacalli.   The Company and Mr. Varacalli are parties to an Executive Employment Agreement effective as of August 13, 2020, as amended on September 17, 2021, which provides for an annual base salary of $275,000. The agreement does not provide for a minimum term or any severance payments or benefits upon a termination.

Health, Welfare and Retirement Benefits.   Our named executive officers are eligible to participate in our broad-based employee benefit plans, including a tax-qualified Section 401(k) savings plan, that are generally provided for all of our full-time employees. Our executive officers may participate in such plans on the same basis as all of our other full-time employees.
Outstanding Equity Awards at 2022 Fiscal Year End
The following table sets forth certain information as of December 31, 2022 concerning outstanding equity awards, including both awards subject to market-based and performance conditions and time-based awards, held as of such date by our named executive officers:
	Stock Awards
Name	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(1)	Equity Incentive Plan Awards: Number of unearned shares, units or other rights that have not vested (#)(2)	Equity Incentive Plan Awards: Market or payout value of unearned shares, units or other rights that have not vested ($)(1)
David Moradi(3)	400,000	1,532,000	205,000	785,150
Kelly Georgevich	34,425(4)	131,848	34,123(5)	130,691
Dominic Varacalli(6)	26,666	102,131	6,137	23,505

(1)
The market value of unvested stock awards is calculated using a value of $3.83 per share, which was the closing price of our common stock on the Nasdaq Capital Market on December 30, 2022, the last trading day of 2022.

(2)
Reflects PSUs that are subject to achievement of performance goals that had not been earned as of December 31, 2022. The number of PSUs shown assumes maximum performance is achieved.

(3)
On May 20, 2022, Mr. Moradi received an award of RSUs with respect to 400,000 shares of the Company’s common stock that are scheduled to vest as follows: (i) 111,706 RSUs on January 20, 2023; (ii) 111,706 RSUs on January 20, 2024; (iii) 111,706 RSUs on January 20, 2025; and (iv) 64,882 RSUs on August 20, 2025, subject to his continued employment. On August 20, 2020, the Compensation Committee granted Mr. Moradi PSUs with respect to 260,000 shares of the Company’s common stock, for which vesting terms and performance conditions are described above in connection with Mr. Moradi’s employment agreement. Any PSUs that have not vested on or prior to August 20, 2025 will be forfeited. As of December 31, 2022, 205,000 of these PSUs remained unearned and are included in this table.

(4)
On August 3, 2022, Ms. Georgevich received an award of RSUs with respect to 20,000 shares of the Company’s common stock that will vest over a three-year period on each June 21, 2023, June 21, 2024, and June 21, 2025. On June 21, 2021, Ms. Georgevich received an award of RSUs with respect to 28,852 shares of the Company’s common stock that will vest over a three-year period as follows: one-third shall vest on the first anniversary of the grant date and the remaining two-thirds shall vest quarterly over the next two years, in equal installments, starting at the end of the first quarter occurring after the first anniversary of the grant date.

(5)
On August 3, 2022, Ms. Georgevich received an award of PSUs with respect to 20,000 shares of the Company’s common stock scheduled to vest over three years based upon performance goals to be established by the Compensation Committee for calendar years 2023 through 2025. On June 21, 2021, Ms. Georgevich received an award of PSUs with respect to 28,852 shares of the Company’s common stock scheduled to vest over the three-years following the grant based upon performance goals to be established by the Compensation Committee. As of December 31, 2022, 34,123 of these PSUs awarded in 2021 and 2022 remained unearned and are included in this table.

(6)
On August 3, 2022, Mr. Varacalli received an award of RSUs with respect to 15,000 shares of the Company’s common stock that will vest over a three-year period on each June 1, 2023, June 1, 2024, and June 1, 2025. On September 8 and May 20, 2020, Mr. Varacalli received awards of RSUs with respect to

15,000 and 20,000 shares of the Company’s common stock, respectively, that will vest over a three-year period following the grant. On September 8, 2020, Mr. Varacalli also received an award of PSUs with respect to 30,000 shares of the Company’s common stock scheduled to vest over the three years following the grant based upon performance goals to be established. As of December 31, 2022, 6,137 of such PSUs remained unearned and are included in this table.
Additional Potential Payments for Accelerated Equity Awards
The 2019 Plan provides for accelerated vesting of time-based equity awards and the 2020 Equity Plan provides for vesting of time-based equity awards or performance-based equity awards based on both (1) the occurrence of a change in control and (2) an accompanying involuntary termination of service without cause or a termination for good reason, within 12 months after the change in control (other than in the event awards are not continued, assumed, or replaced in connection with a corporate transaction, in which case they will accelerate upon the change in control, or in the event the award agreement provides otherwise). For a change in control not involving a corporate transaction, both the 2019 Plan and the 2020 Equity Plan provide Compensation Committee with discretion to accelerate vesting of outstanding equity awards. Pursuant to the terms of the PSU award agreements, in the event of either type of change of control, the number of units that will accelerate will be based on actual performance through the date of the change in control or termination of employment, as applicable. In addition, the terms of the PSUs granted to Mr. Moradi in August 2020 provide that any unvested PSUs under that award will become fully vested if, on or prior to August 20, 2025, Mr. Moradi’s employment is terminated by the Company without cause.
If any such accelerated vesting had occurred on December 31, 2022, then each of our NEOs serving on such date would have had RSUs and PSUs accelerate having the values set forth in the table below, assuming that any performance goals related to the period ended December 31, 2022 were deemed to have been satisfied as the target level of performance. No other equity awards held by our NEOs as of such date would have had any value upon acceleration. The value of the accelerated RSUs and PSUs set forth in the table is based on the $3.83 closing price of our stock on December 30, 2022, the last trading day of 2022.
Name	Value of Accelerated RSUs and PSUs ($)
David Moradi	2,317,150
Kelly Georgevich	131,848
Dominic Varacalli	102,131
Equity Compensation Plan Information
The following table sets forth information concerning our equity compensation plans as of December 31, 2022:
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights(1) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	2,014,986(2)	$12.81	1,222,257(3)
Equity compensation plans not approved by security holders	—	—	—
Total	2,014,986(2)	$12.81	1,222,257(3)

(1)
The weighted average exercise price of outstanding options does not take into account outstanding RSUs and PSUs since they do not have an exercise price.

(2)
Represents 156,054 shares of common stock issuable upon the exercise of outstanding stock options, 1,474,099 shares of common stock issuable upon the vesting and settlement, or settlement, as applicable, of outstanding RSUs, and 384,833 shares of common stock issuable upon the vesting and settlement, or settlement, as applicable of outstanding PSUs (at maximum level of performance) under our stockholder-approved equity incentive plans.

(3)
Includes 722,257 shares of common stock available for future equity awards under the 2020 Equity Plan and 500,000 shares of common stock available for future issuance under the AudioEye, Inc. Employee Stock Purchase Plan.

Pay Versus Performance
The following table sets forth additional compensation information of our CEO (referred to as our “PEO” in this section) and of the average of our other NEOs (the “Non-PEO NEOs”) along with total shareholder return and net income (loss) performance results for 2022 and 2021:
Year	Summary Compensation Table Total for PEO(1) ($)	Compensation Actually Paid to PEO(2) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(1) ($)	Average Compensation Actually Paid to Non-PEO NEOs(2) ($)	Value of Initial Fixed $100 Investment Based on: Total Shareholder Return(3) ($)	Net Income (Loss) ($ in thousands)
2022	1,292,001	878,051	500,941	407,056	14.83	(10,433)
2021	2,773,501	(3,964,399)	1,317,218	599,653	27.18	(14,209)

(1)
For 2022, the PEO was David Moradi and the Non-PEO NEOs were Kelly Georgevich, Chief Financial Officer, and Dominic Varacalli, Chief Operating Officer. For 2021, the PEO was David Moradi and the Non-PEO NEOs were Kelly Georgevich, Chief Financial Officer and Christopher Hundley, President.

(2)
A reconciliation of Total Compensation from the Summary Compensation Table (“SCT”) to Compensation Actually Paid to our PEO and our Non-PEO NEOs (as an average) is shown below:

	2022		2021
Adjustments	PEO ($)	Average of Non- PEO NEOs ($)	PEO ($)	Average of Non- PEO NEOs ($)
Total Compensation from SCT	1,292,001	500,941	2,773,501	1,317,218
Adjustments for stock and option awards:
(Subtraction): Stock Awards amounts	(1,292,000)	(158,649)	(2,773,500)	(1,089,197)
Addition: Fair value at year-end of awards granted during the covered fiscal year that are outstanding and unvested at year-end	1,532,000	67,025	—	332,636
Addition (Subtraction): Year-over-year change in fair value of awards granted in any prior fiscal year that are outstanding and unvested at covered year end	(653,950)	(41,615)	(3,856,050)	—
Addition: Vesting date fair value of awards granted and vesting during the covered year	—	54,099	—	38,996
Addition (Subtraction): Change as of the vesting date (from the end of the prior fiscal year) in fair value of awards granted in any prior fiscal year for which vesting conditions were satisfied during the covered year	—	(14,745)	(108,350)	—
(Subtraction): Fair value at end of prior year of awards granted in any prior fiscal year that fail to meet the applicable vesting conditions during the covered year	—	—	—	—
Addition: Dividends or other earnings paid on stock or option awards in the covered year prior to vesting if not otherwise included in the total compensation for the covered year	—	—	—	—
Compensation Actually Paid (as calculated)	878,051	407,056	(3,964,399)	599,653
Fair value or change in fair value, as applicable, of equity awards in the “Compensation Actually Paid” columns, which includes from RSUs and PSUs, was determined by reference to the closing price on the applicable year-end date(s) or the applicable vesting date, and was based on the assumption that the maximum performance is achieved.
(3)
Total shareholder return as calculated is based on a fixed investment of one hundred dollars measured from the market close on December 31, 2020 through and including the end of the fiscal year for each year reported in the table.

Relationship between Pay and Performance
The charts below present a graphical comparison of Compensation Actually Paid to our PEO and the average Compensation Actually Paid to our Non-PEO NEOs set forth in the Pay Versus Performance Table above, as compared against the following performance measures: our (1) total shareholder return (“TSR”) and (2) net income (loss).

Compensation Actually Paid versus TSR

Compensation Actually Paid versus TSR
Compensation Actually Paid ($ Millions)
Total Shareholder Return (TSR)
$2.0
$1.0
$0.0
-$1.0
-$2.0
-$3.0
-$4.0
-$5.0
$100
$90
$80
$70
$60
$50
$40
$30
$20
$10
$0
$100.00
$0.6
$0.9
$0.4
$27.18
-$4.0
$14.83
2020
2021
2022
Fiscal Year
PEO
Non-PEO NEOs (Average)
Total Shareholder Return

Compensation Actually Paid versus Net Loss

Compensation Actually Paid versus Net Loss
Compensation Actually Paid ($ Millions)
$2.0
$1.0
$0.0
-$1.0
-$2.0
-$3.0
-$4.0
-$5.0
$10,000
$5,000
$0
-$5,000
-$10,000
-$15,000
-$20,000
Net Loss ($ Thousands)
$0.6
-$4.0
$(14,209)
$0.9
$0.4
$(10,433)
2021
2022
Fiscal Year
PEO
Non-PEO NEOs (Average)
Net Loss (in thousands)

We believe the Compensation Actually Paid in each of the years reported above and over the two-year cumulative period are reflective of the Compensation Committee’s emphasis on “pay-for-performance” as the “Compensation Actually Paid” fluctuated year-over-year, primarily due to the result of our stock performance and our varying levels of achievement of conditions established in awards with market and individual performance goals.

ADVISORY VOTE ON EXECUTIVE COMPENSATION (PROPOSAL NO. 2)
Proposal No. 2 is a proposal to approve, on an advisory basis, the 2022 compensation of the Company’s named executive officers as disclosed in this Proxy Statement.
In accordance with Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Section 14A of the Exchange Act, we are providing our stockholders the opportunity to vote on a non-binding, advisory resolution to approve the 2022 compensation of our named executive officers as described in this Proxy Statement (commonly referred to as a “Say-on-Pay” vote). In accordance with the recommendation of the Board and the preference expressed by our stockholders at the 2019 Annual Meeting, the Company holds an advisory vote on executive compensation annually.
Our executive compensation program has been designed to pay for performance and align our compensation programs with business strategies focused on long-term growth and creating value for stockholders while also paying competitively and focusing on total compensation. Our executive compensation programs are designed to attract, motivate and retain highly qualified executive officers who are able to achieve corporate objectives and create stockholder value. The Compensation Committee believes that our executive compensation program reflects a strong pay-for-performance philosophy without promoting excessive risk and is well aligned with our stockholders’ long-term interests.
The Board strongly endorses our executive compensation program and recommends that stockholders vote in favor of the following resolution:
RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the Proxy Statement for the Company’s 2023 Annual Meeting of Stockholders, including the compensation tables and narrative discussion, be, and hereby is, approved.
Because the vote on this proposal is advisory, it will not be binding on the Board of Directors or the Compensation Committee, and neither the Board of Directors nor the Compensation Committee will be required to take any action as a result of the outcome of the vote on this proposal. However, the Compensation Committee will consider the outcome of the vote when determining future executive compensation arrangements.
The Board unanimously recommends that you vote FOR Proposal No. 2 to approve, on an advisory basis, the 2022 compensation of our named executive officers as disclosed in this Proxy Statement. If not otherwise specified, proxies will be voted “FOR” the approval of AudioEye’s executive compensation.

AUDIT COMMITTEE REPORT AND PAYMENT OF FEES
TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Report of the Audit Committee
The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to the accuracy and integrity of AudioEye’s financial reporting, including the performance and the independence of AudioEye’s independent registered public accounting firm, MaloneBailey, LLP. The responsibilities of our Audit Committee are set forth in our Audit Committee Charter. The charter is available on our website at www.audioeye.com/governance-documents. In the discharge of its responsibilities, the Audit Committee
•
reviewed and discussed with management and MaloneBailey, LLP our audited financial statements for the fiscal year ended December 31, 2022;

•
discussed with MaloneBailey, LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC;

•
received the written disclosures and the letter from MaloneBailey, LLP required by the applicable requirements of the PCAOB regarding MaloneBailey, LLP’s communications with the Audit Committee concerning independence; and

•
discussed with MaloneBailey, LLP their independence.

Based on the review and discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the SEC.
Audit Committee
Jamil Tahir (Chairman)
Anthony Coelho
Marc Lehmann
Independent Registered Public Accounting Firm Fees and Services
The following table sets forth by fee category the aggregate fees for professional services rendered by MaloneBailey, LLP for the fiscal years ended December 31, 2022 and December 31, 2021:
	Year Ended December 31,
	2022	2021
Audit Fees	$221,890	$179,000
Audit-Related Fees	10,000	13,000
Tax Fees	—	—
All Other Fees	—	—
Total	$231,890	$192,000
Audit Fees consist of fees for professional services rendered for the audit of the Company’s annual financial statements and for the review of the Company’s financial statements included in its quarterly reports on Form 10-Q. These fees also include fees for services that are normally provided by an independent registered public accounting firm in connection with statutory and regulatory filings or engagements.
Audit-Related Fees consist of fees for professional services that are reasonably related to the audit or review of the Company’s financial statements but are not reported under “Audit Fees.” In 2022, such fees related to services rendered in connection with the Company’s Registration Statements on Form S-8. In 2021, such fees related to services rendered in connection with the Company’s At-The-Market offering initiated in 2021.
Tax Fees consist of fees related to tax compliance, tax advice and tax planning services. In 2022 and 2021, there were no such fees.

All Other Fees consist of fees for services other than the services described above. In 2022 and 2021, there were no such fees.
Policy on Audit Committee Pre-Approval
Pursuant to its charter, the Audit Committee must approve in advance the engagement of the registered public accounting firm for all audit services and non-audit services based on independence, qualifications and, if applicable, performance, and must also approve in advance fees and other terms of any such engagement. The Audit Committee may delegate pre-approval authority to a member of the Audit Committee. The decisions of any Audit Committee member to whom such pre-approval authority is delegated are required to be presented to the full Audit Committee at its next scheduled meeting.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM (PROPOSAL NO. 3)
Proposal No. 3 is a proposal to ratify the appointment of MaloneBailey, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.
The Audit Committee of our Board of Directors, in accordance with its charter and authority delegated to it by the Board, has appointed the firm of MaloneBailey, LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2023. As a matter of good corporate practice, the Board has directed that such appointment be submitted to our stockholders for ratification at the Annual Meeting. MaloneBailey, LLP has served as our independent registered public accounting firm since 2011 and is considered by our Audit Committee to be well qualified.
If the stockholders do not ratify the appointment of MaloneBailey, LLP, the Audit Committee will reconsider the appointment. Even if the stockholders ratify the appointment, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of AudioEye and its stockholders. Representatives of MaloneBailey, LLP will be present at our Annual Meeting and will have the opportunity to make a statement and respond to questions.
The Board unanimously recommends that you vote FOR Proposal No. 3 to ratify the appointment of MaloneBailey, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. If not otherwise specified, proxies will be voted “FOR” the ratification of MaloneBailey, LLP.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
We have one class of securities outstanding, namely our common stock, par value $0.00001 per share, of which 11,690,381 shares were outstanding as of the close of business on March 22, 2023. Each share of our common stock entitles the holder to one vote on all matters put to a vote of stockholders at the Annual Meeting.
The following table sets forth information regarding the beneficial ownership of our common stock as of March 22, 2023 by:
•
each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•
each of our directors and named executive officers who beneficially owns shares; and

•
all of our current directors and executive officers as a group.

The following table also sets forth, as of March 22, 2023 and for the beneficial owners listed in the table, their respective percentages of the Company’s total voting power on March 22, 2023. Such percentages are based on our shares of common stock outstanding as of the close of business on March 22, 2023. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock, subject to community property laws where applicable. For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3(d) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), pursuant to which a person is deemed to have beneficial ownership of any shares of common stock that such stockholder has the right to acquire within 60 days after March 22, 2023. The inclusion of any securities in the following table does not constitute an admission of beneficial ownership by the persons named below.
Unless otherwise indicated, the business address of each of the individuals listed in the table is c/o AudioEye, Inc., 5210 E. Williams Circle, Suite 750, Tucson, Arizona 85711.
	Common Stock
5% or Greater Beneficial Owners	Number of Shares Beneficially Owned(1)	Percentage Beneficially Owned(1)(2)
J. Carlo Cannell Cannell Capital LLC(3)	818,725(4)	7.0%
Directors and Executive Officers
David Moradi	3,320,438(5)	28.4%
Dr. Carr Bettis	794,267(6)	6.8%
Kelly Georgevich	25,121(7)	*
Dominic Varacalli	37,909(8)	*
Marc Lehmann	96,638(9)	*
Jamil Tahir	220,000(10)	1.9%
Anthony Coelho	85,471(11)	*
Katherine Fleming	—	*
All current directors and executive officers as a group (8 persons)	4,579,844(12)	39.2%

*
Less than 1%

(1)
Shares of common stock beneficially owned and the respective percentages of beneficial ownership of common stock assume the vesting, exercise or settlement, as applicable, of all options, RSUs and PSUs beneficially owned by such person or entity that are exercisable or can be settled as of, or vest or become exercisable, as applicable, within 60 days after, March 22, 2023. Shares of common stock issuable pursuant to the vesting of and the right to settle RSUs, PSUs, exercise of stock options as of or within 60 days after

March 22, 2023 are deemed outstanding and held by the holder of such options, RSUs or PSUs for the purpose of computing the percentage of outstanding common stock beneficially owned by such person but are not deemed outstanding for computing the percentage of outstanding common stock beneficially owned by any other person. A holder of options, RSUs, or PSUs that do not vest, become exercisable, or are scheduled to be settled, as applicable, within 60 days after March 22, 2023 is not deemed the beneficial owner thereof for purposes of this table.
(2)
These percentages have been calculated based on 11,690,381 shares of the Company’s common stock outstanding on March 22, 2023.

(3)
The reporting persons’ business address is 245 Meriwether Circle, Alta, WY 83414.

(4)
Based on a Schedule 13G/A filed with the SEC on February 13, 2023 by J. Carlo Cannell and Cannell Capital LLC in which the reporting persons report that they have shared voting and dispositive power over 818,725 shares.

(5)
Comprised of (i) 452,052 shares of common stock held by Mr. Moradi, and (ii) 2,868,386 shares of common stock held by Sero Capital LLC, an entity for which David Moradi is deemed the beneficial owner. Excludes 22,560 RSUs that are vested, but are not scheduled to be settled within 60 days after March 22, 2023.

(6)
Comprised of (i) 343,292 shares of common stock held by Dr. Bettis; (ii) 432,375 shares of common stock held by CSB IV US Holdings LLC, an entity for which Dr. Bettis is deemed a beneficial owner; and (iii) 18,600 shares of common stock held by Carr Bettis IRA, an account for which Dr. Bettis is deemed the beneficial owner. Excludes 97,340 RSUs that are vested as of March 22, 2023, but that are not scheduled to be settled within 60 days after March 22, 2023.

(7)
Comprised of 25,121 shares of common stock owned by Ms. Georgevich.

(8)
Comprised of (i) 31,243 shares of common stock owned by Mr. Varacalli; and (ii) 6,666 RSUs which are scheduled to vest and settle within 60 days after March 22, 2023.

(9)
Comprised of 96,638 shares of common stock owned by Mr. Lehmann. Excludes 45,040 RSUs that are vested as of or are scheduled to vest within 60 days after March 22, 2023, but that are not scheduled to be settled within 60 days after March 22, 2023.

(10)
Comprised of 220,000 shares of common stock owned by TurnMark Partners, L.P., an investment partnership beneficially owned by Mr. Tahir. Excludes 90,707 RSUs held by Mr. Tahir that are vested as of or are scheduled to vest within 60 days after March 22, 2023, but that are not scheduled to be settled within 60 days after March 22, 2023.

(11)
Comprised of 85,471 shares of common stock held by Mr. Coelho. Excludes 91,520 RSUs that are vested as of or are scheduled to vest within 60 days after March 22, 2023, but that are not scheduled to be settled within 60 days after March 22, 2023.

(12)
Comprised of (i) an aggregate of 4,573,178 shares of common stock; and (ii) 6,666 RSUs that are scheduled to vest and be settled within 60 days after March 22, 2023.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Securities Exchange Act of 1934 and the regulations promulgated thereunder require directors and certain officers and persons who own more than ten percent of any class of our voting securities to file reports of their ownership of our common stock and changes in their ownership with the SEC. Based on a review of reports filed by these reporting persons and written representations by our directors and executive officers, we believe that all of our directors, executive officers and persons who own more than ten percent of any class of our voting securities complied with all filing requirements applicable to them during 2022 except that Mr. Varacalli filed one delinquent Form 4 to report shares withheld to cover withholding taxes associated with the vesting of RSUs.

STOCKHOLDER PROPOSALS FOR 2024 ANNUAL MEETING
Any stockholder proposal to be considered for inclusion in our proxy statement and form of proxy for the 2024 Annual Meeting must be received by us at our executive offices at 5210 E. Williams Circle, Suite 750, Tucson, Arizona 85711, on or before December 9, 2023, the date that is 120 calendar days prior to the first anniversary of the date that this Proxy Statement is released to stockholders.
In order for nominations or other business, other than a stockholder proposal to be included in our proxy statement and form of proxy, to be properly brought by a stockholder before the 2024 Annual Meeting, our By-Laws provide that the stockholder must give timely written notice thereof, which shall be delivered to the Secretary at the principal executive offices of the Company at 5210 E. Williams Circle, Suite 750, Tucson, Arizona 85711 not later than the close of business on February 19, 2024 nor earlier than January 20, 2024. In the event that the date of the 2024 Annual Meeting is more than 30 days before or more than 60 days after the anniversary date of the 2023 Annual Meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. Any such notice must contain the information set forth in, and otherwise comply with, our By-Laws.
In addition to satisfying the foregoing requirements, in order to comply with the universal proxy rules, a stockholder who intends to solicit proxies in support of director nominees for election at the 2024 Annual Meeting, other than the Company’s nominees, must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 20, 2024.

HOUSEHOLDING OF PROXY MATERIALS
The SEC’s proxy rules permit companies and intermediaries, such as brokers and banks, to satisfy delivery requirements for notices, proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single copy of such materials to those stockholders. This method of delivery, often referred to as “householding,” should reduce the amount of duplicate information that stockholders receive and lower printing and mailing costs. AudioEye and certain intermediaries will be householding notices, proxy statements and annual reports for stockholders of record in connection with our 2023 Annual Meeting. This means that:
•
Only one notice, proxy statement and annual report will be delivered to multiple stockholders sharing an address unless you notify your broker or bank to the contrary;

•
You can contact AudioEye by calling 866.331.5324 or by writing to James Spolar, General Counsel and Corporate Secretary, AudioEye, Inc., 5210 E. Williams Circle, Suite 750, Tucson, Arizona 85711, to request a separate copy of the notice, proxy statement and 2022 annual report for the 2023 Annual Meeting and for future meetings or, if you are currently receiving multiple copies, to receive only a single copy in the future, or you can contact your bank or broker to make a similar request; and

•
You can request delivery of a single copy of the notice, proxy statement and annual report from your bank or broker if you share the same address as another AudioEye stockholder and your bank or broker has determined to household proxy materials.

OTHER MATTERS
Our Board knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Stockholders which may properly come before the Annual Meeting. However, if any other matter should be properly presented for consideration and vote at the Annual Meeting or any adjournment(s) thereof, it is the intention of the persons named as proxies on the enclosed form of proxy card to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in the best interest of AudioEye and its stockholders.
By Order of the Board of Directors
/s/ JAMES SPOLAR James Spolar General Counsel and Secretary
Tucson, Arizona April 7, 2023

SCAN TO
VIEW MATERIALS & VOTE

V09418-P87266-Z84404

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

AUDIOEYE, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) for whom your vote is withheld on the line below.

____

Nominees:

01) Dr. Carr Bettis
02) Anthony Coelho
03) Dr. Katherine Fleming
04) David Moradi
05) Jamil Tahir

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
2. To approve, by non-binding advisory vote, the compensation of AudioEye, Inc.'s named executive officers.	☐	☐	☐
3. To ratify the appointment of MaloneBailey, LLP as AudioEye, Inc.'s independent registered public accounting firm for the fiscal year ending December 31, 2023.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

SCAN TOVIEW MATERIALS & VOTE AUDIOEYE, INC.5210 E. WILLIAMS CIRCLE, SUITE 750TUCSON, ARIZONA 85711 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions up until 11:59 p.m., Eastern Time, the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.DURING THE VIRTUAL MEETING:Go to www.virtualshareholdermeeting.com/AEYE2023You may attend the virtual-only meeting via the Internet and vote during the virtual meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern
Time, the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V09418-P87266-Z84404 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and the Annual Report on Form 10-K are available at www.proxyvote.com.V09419-P87266-Z84404AUDIOEYE, INC.THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSANNUAL MEETING OF STOCKHOLDERS MAY 19, 2023The undersigned hereby appoints James Spolar and Kelly Georgevich, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of Common Stock of AudioEye, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held virtually at 10:00 a.m., Eastern Time, on Friday, May 19, 2023, and any adjournment or postponement thereof.THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2 AND 3.PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPECONTINUED
AND TO BE SIGNED ON REVERSE SIDE